Exhibit 99.1

Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.207.1700	408.207.1305	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com
FOUNDRY NETWORKS REPORTS FIRST QUARTER
2006 FINANCIAL RESULTS
     San Jose, CA – April 20, 2006 — Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its first quarter ended March 31, 2006.
     Foundry’s revenue for the first quarter of 2006 was $114.0 million, up 35% from $84.6 million in the first quarter of 2005, and slightly lower compared to $116.1 million in the fourth quarter of 2005. Net income was $11.4 million or $0.08 per diluted share, compared to net income of $9.9 million, or $0.07 per diluted share in the first quarter of 2005, and net income of $20.6 million, or $0.14 per diluted share in the fourth quarter of 2005.
     Included in Foundry’s results for the first quarter of 2006 was $9.0 million of non-cash stock-based compensation expense as a result of our adoption of SFAS 123R on January 1, 2006. Net income in the first quarter and fourth quarter of 2005 did not include stock-based compensation expense. Excluding this non-cash stock-based compensation expense and the related tax effect, non-GAAP net income in the first quarter of 2006 was $17.4 million and earnings per diluted share were $0.12 per share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.
     Foundry’s first quarter results reflect typical seasonal patterns. Activity from Foundry’s Japanese and European customers increased modestly from the fourth quarter while the U.S. Federal Government vertical market declined slightly, representing approximately 19% of Foundry’s total net revenue in the first quarter of 2006.

     “We are excited about our strong start in 2006,” said Bobby Johnson, President and CEO of Foundry Networks. “The seasonally slow business trend we typically experience in the first quarter was mitigated by increased sales of our newly introduced products, as well as improved productivity of our recent sales force additions.”
     “Sales of our XMR MPLS router, having completed a full quarter of revenue shipments in the March period, as well as our newest Metro router, the MLX which began shipping for revenue in February 2006, had good initial demand from service providers and large enterprise customers. In addition, our BigIron RX family of Layer 2/3 switches continued to increase in both the enterprise and service provider markets and we began revenue shipments of our Layer 4-7 traffic management SSL and security products.”
Outlook
     “Looking ahead, we plan to introduce several significant new platforms addressing both enterprise and service provider markets in the second quarter of 2006. Given current capital expenditure trends that we have seen within large enterprise and service provider accounts, we believe that as our product portfolio continues to expand, Foundry will be well positioned for continued growth in 2006,” concluded Johnson.
Conference Call
Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s 9,700 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about Foundry and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Safe Harbor Statement
This release includes non-GAAP measures which are not in accordance with generally accepted accounting principles. In the first quarter of 2006, Foundry adopted Financial Accounting Standards Board Statement No. 123R,or SFAS 123R, which requires companies to recognize the compensation cost associated with stock-based awards in their financial statements. As a result, our financial statements for the first quarter of 2006 include stock-based compensation expense, but our financial results for the first quarter of 2005 do not include stock-based compensation expense because periods prior to January 1, 2006 are not required to be restated. Foundry has provided the non-GAAP financial information, which is adjusted to exclude stock-based compensation expense, as well as a reconciliation of GAAP net income to non-GAAP net income. As Foundry begins to apply SFAS 123R, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123R are reflected on its statements of operations. For its internal budgets, Foundry’s management uses financial statements that do not include stock-based compensation expense related to its stock-based awards. Foundry’s management also uses the non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Foundry. The non-GAAP information should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include, without limitation, the statement that our new products will enable continued growth. Other forward-looking statements include statements by Mr. Johnson regarding upcoming new products, capital expenditure trends, and Foundry’s positioning for continued growth as a result of its expanding product portfolio. The forward-looking statements in this press release are only predictions and are subject to a number of risks and uncertainties which could cause actual results to differ materially, including, without limitation, the difficulty of predicting quarterly financial results, our dependence on large purchases of products from certain customers/resellers, the staging and amounts of U.S. government contract awards, risks associated with international sales, results of ongoing litigation, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, acceptance of Foundry’s current and future products, and other factors listed in Foundry’s most recent reports on Form 10-K, 10-Q, and 8-K. Actual results could differ materially from those projected in our forward-looking statements. Foundry’s results of operations for the three months ended March 31, 2006 are not necessarily indicative of Foundry’s operating results for any future periods. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Any projections in this release are based on limited information currently available to Foundry. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Net revenues:
Product	$96,063	$68,432
Service	17,938	16,204

Total net revenues	114,001	84,636

Cost of revenues:
Product	42,151	28,622
Service	2,287	3,313

Total cost of revenues*	44,438	31,935

Gross profit	69,563	52,701

Operating expenses:
Research and development	16,887	12,427
Sales and marketing	30,505	24,582
General and administrative	10,558	5,163

Total operating expenses*	57,950	42,172

Income from operations	11,613	10,529

Interest and other income, net	6,947	3,873

Income before provision for income taxes	18,560	14,402

Provision for income taxes	7,160	4,465

Net income	$11,400	$9,937

Basic net income per share	$0.08	$0.07

Weighted average shares used in computing basic net income per share	142,477	137,908

Diluted net income per share	$0.08	$0.07

Weighted average shares used in computing diluted net income per share	149,208	141,758

*	Includes stock-based compensation by category:

Cost of product revenue	$228	$—
Cost of service revenue	331	—
Research and development	2,784	—
Sales and marketing	3,890	—
General and administrative	1,759	—

	$8,992	$—

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
GAAP net income	$11,400	$9,937
Adjustments:
Stock-based compensation	8,992	—
Income tax effect	(2,979)	—

Non-GAAP net income	$17,413	$9,937

Non-GAAP net income per share — basic	$0.12	$0.07
Non-GAAP net income per share — diluted	$0.12	$0.07

Shares used in per share calculation—basic	142,477	137,908
Shares used in per share calculation—diluted	149,208	141,758

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$789,614	$746,367
Accounts receivable, net	84,208	78,351
Inventories	36,051	32,309
Prepaid expenses and other current assets	12,132	7,824
Deferred tax assets	42,101	39,619
Property and equipment, net	11,283	10,986
Other long-term assets	5,976	6,468

	$981,365	$921,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$23,392	$22,307
Accrued payroll and related expenses	17,131	23,410
Other accrued expenses	13,581	9,545
Income taxes payable	6,887	10,161
Deferred support revenue	46,268	38,653

Total current liabilities	107,259	104,076

Deferred support revenue	22,707	21,828

Stockholders’ equity	851,399	796,020

	$981,365	$921,924

(1)	Includes $176.9 million and $174.0 million of long-term marketable securities at March 31, 2006 and December 31, 2005, respectively.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2005.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,400	$9,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,617	1,948
Stock-based compensation	8,992	—
Inventory provisions	2,733	5,404
Deferred tax assets	(2,482)	57
Tax benefit from stock option exercises	3,946	1,081
Changes in operating assets and liabilities:
Accounts receivable	(5,857)	25,240
Inventories	(6,279)	(7,647)
Prepaid expenses and other assets	(4,274)	(294)
Accounts payable	1,085	(1,072)
Accrued payroll and related expenses	(6,279)	(8,031)
Income taxes payable	(3,274)	7,903
Other accrued expenses	4,036	(499)
Deferred support revenue	8,494	(2,176)

Net cash provided by operating activities	14,858	31,851

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(19,050)	(38,350)
Sales of available-for-sale investments	46,050	75,200
Purchases of held-to-maturity investments	(188,610)	(61,657)
Maturities of held-to-maturity investments	38,238	2,999
Purchases of property and equipment, net	(2,456)	(1,325)

Net cash used in investing activities	(125,828)	(23,133)

CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax benefit from stock-based compensation	4,235	—
Issuances of common stock under employee stock plans	26,692	8,429

Net cash provided by financing activities	30,927	8,429

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(80,043)	17,147
Effect of exchange rate changes on cash	(82)	130
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	291,511	112,274

CASH AND CASH EQUIVALENTS, END OF PERIOD	$211,386	$129,551

SUPPLEMENTAL CASH FLOW INFORMATION;
Cash (paid for) refund from income taxes, net	($4,740)	$4,919